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                                    EXHIBIT A
                  TRANSACTIONS IN THE COMMON STOCK BY PEBBLETON

         With respect to the transactions set forth below, all purchases were made by Pebbleton Corporation N.V. and were effected on The Nasdaq Stock Market, Inc., the exchange on which the shares of Common Stock of Dawson Geophysical Company are traded during the 60 days prior to the filing of this Amendment No. 6.

DATE OF PURCHASE          NUMBER OF SHARES             PRICE PER SHARE
                              PURCHASED                      ($)

04/20/99                         10,000                      9.0000

04/22/99                         15,000                      9.5700
                                    500                      9.6250
                                  2,500                      9.7500
                                -------
                                 18,000

04/23/99                          1,000                      9.4375
                                  8,000                      9.7500
                                  -----
                                  9,000
04/26/99                          3,000                      9.8725
                                  1,500                      9.9375
                                  2,500                     10.0000
                                  -----
                                  7,000

04/27/99                          7,000                     10.0000

04/28/99                         95,000                     10.0000

04/29/99                         14,000                     10.125

04/30/99                         23,000                     10.125

05/04/99                          3,000                     10.500
                                  1,000                     10.375
                                  -----
                                  4,000

05/07/99                          5,000                     10.625

05/10/99                          5,000                     10.625

05/11/99                         10,000                     10.625

05/12/99                         10,000                     10.625

05/21/99                          5,000                     10.750



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